UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2018 (May 30, 2018)

PRINCETON CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-00710	46-3516073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

800 Turnpike Street Suite 300 North Andover, Massachusetts	01845
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 794-3366

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As reported in Princeton Capital Corporation’s (the “Company”) Preliminary Proxy Statement filed on April 6, 2018 and the Company’s Definitive Proxy Statement filed on April 20, 2018, on April 5, 2018, the Company’s Board of Directors (the “Board”), including a majority of the independent directors, conditionally approved the New Investment Advisory Agreement between the Company and House Hanover, LLC, a Delaware limited liability company (“House Hanover”) (the “New Investment Advisory Agreement”), subject to the approval of the Company’s stockholders at the 2018 Annual Meeting of Stockholders. On May 30, 2018, as further set forth below, the Company’s stockholders approved the New Investment Advisory Agreement. The effective date of the New Advisory Agreement is May 31, 2018.

Summary of New Investment Advisory Agreement

Advisory Services

House Hanover is registered as an investment adviser under the 1940 Act and will serve as the Company’s investment advisor pursuant to the New Investment Advisory Agreement in accordance with the 1940 Act. House Hanover is owned by and an affiliate of Mr. Mark S. DiSalvo, the Company’s Interim President, Interim Chief Executive Officer, and a director of the Company.

Subject to supervision by the Company’s Board, House Hanover will oversee the Company’s day-to-day operations and provide the Company with investment advisory services. Under the terms of the New Investment Advisory Agreement, House Hanover, will among other things: (i) determine the composition and allocation of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Company; (iii) execute, close, service and monitor the Company’s investments; (iv) determine the securities and other assets that the Company shall purchase, retain, or sell; (v) perform due diligence on prospective portfolio companies; (vi) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds; and (vii) if directed by the Board, assist in the execution and closing of the sale of the Company’s assets or a sale of the equity of the Company in one or more transactions. House Hanover’s services under the New Investment Advisory Agreement may not be exclusive and it is free to furnish similar services to other entities so long as its services to the Company are not impaired. At the request of the Company, House Hanover, upon any transition of the Company’s investment advisory relationship to another investment advisor or upon any internalization, shall provide reasonable transition assistance to the Company and any successor investment advisor.

Advisory Fee

Pursuant to the New Investment Advisory Agreement, the Company will pay House Hanover a base management fee for investment advisory and management services. The cost of the base management fee will ultimately be borne by the Company’s stockholders. The New Investment Advisory Agreement does not contain an incentive fee component.

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The base management fee is calculated at an annual rate of 1.00% of the Company’s gross assets, including assets purchased with borrowed funds or other forms of leverage and excluding cash and cash equivalents net of all indebtedness of the Company for borrowed money and other liabilities of the Company. The base management fee is payable quarterly in arrears, and determined as set forth in the preceding sentence at the end of the two most recently completed calendar quarters. The Board may retroactively adjust the valuation of the Company’s assets and the resulting calculation of the base management fee in the event the Company or any of its assets are sold or transferred to an independent third party or the Company or House Hanover receives an audit report or other independent third party valuation of the Company. To the extent that any such adjustment increases or decreases the base management fee of any prior period, the Company will be obligated to pay the amount of increase to House Hanover or House Hanover will be obligated to refund the decreased amount, as applicable.

Payment of Expenses

House Hanover will bear all compensation expense (including health insurance, pension benefits, payroll taxes and other compensation related matters) of its employees and bear the costs of any salaries or directors’ fees of any officers or directors of the Company who are affiliated persons (as defined in the 1940 Act) of House Hanover. However, House Hanover, subject to approval by the Board of the Company, will be entitled to reimbursement for the portion of any compensation expense and the costs of any salaries of any such employees to the extent attributable to services performed by such employees for the Company. During the term of the New Investment Advisory Agreement, House Hanover will also bear all of its costs and expenses for office space rental, office equipment, utilities and other non-compensation related overhead allocable to performance of its obligations under the New Investment Advisory Agreement.

 Except as provided in the preceding paragraph the Company will reimburse House Hanover all direct and indirect costs and expenses incurred by it during the term of the New Investment Advisory Agreement for: (i) due diligence of potential investments of the Company, (ii) monitoring performance of the Company’s investments, (iii) serving as officers of the Company, (iv) serving as directors and officers of portfolio companies of the Company, (v) providing managerial assistance to portfolio companies of the Company, and (vi) enforcing the Company’s rights in respect of its investments and disposing of its investments; provided, however, that, any third party expenses incurred by House Hanover in excess of $50,000 in the aggregate in any calendar quarter will require advance approval by the Board of the Company.

In addition to the foregoing, the Company will also be responsible for the payment of all of the Company’s other expenses, including the payment of the following fees and expenses:

•	organizational and offering expenses;

•	expenses incurred in valuing the Company’s assets and computing its net asset value per share (including the cost and expenses of any independent valuation firm);

•	subject to the guidelines approved by the Board, expenses incurred by House Hanover that are payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Company and in monitoring the Company’s investments and performing due diligence on the Company’s prospective portfolio companies or otherwise related to, or associated with, evaluating and making investments;

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•	interest payable on debt, if any, incurred to finance the Company’s investments and expenses related to unsuccessful portfolio acquisition efforts;

•	offerings of the Company’s common stock and other securities;

•	administration fees;

•	transfer agent and custody fees and expenses;

•	U.S. federal and state registration fees of the Company (but not House Hanover);

•	all costs of registration and listing the Company’s shares on any securities exchange;

•	U.S. federal, state and local taxes;

•	independent directors’ fees and expenses;

•	costs of preparing and filing reports or other documents required of the Company (but not House Hanover) by the SEC or other regulators;

•	costs of any reports, proxy statements or other notices to stockholders, including printing costs;

•	the costs associated with individual or group stockholders;

•	the Company’s allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;

•	direct costs and expenses of administration and operation of the Company, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs;

•	and all other non-investment advisory expenses incurred by the Company in connection with administering the Company’s business.

Duration and Termination

Unless terminated earlier as described below, the New Investment Advisory Agreement will continue in effect for a period of one (1) year from its effective date. It will remain in effect from year to year thereafter if approved annually by the Company’s Board or by the affirmative vote of the holders of a majority of the Company’s outstanding voting securities, and, in either case, if also approved by a majority of Company’s directors who are neither parties to the New Investment Advisory Agreement nor “interested persons” (as defined under the 1940 Act) of any such party. The New Investment Advisory Agreement may be terminated at any time, without the payment of any penalty, (i) upon written notice, effective on the date set forth in such notice, by the vote of a majority of the outstanding voting securities of the Company or by the vote of the Company’s directors, or (ii) upon 60 days’ written notice, by House Hanover. The New Investment Advisory Agreement automatically terminates in the event of its “assignment,” as defined in the 1940 Act.

Indemnification

 The New Investment Advisory Agreement provides that, absent willful misfeasance, bad faith or negligence in the performance of their duties, or by reason of the material breach or reckless disregard of their duties and obligations under the New Investment Advisory Agreement, House Hanover and its officers, managers, employees and members are entitled to indemnification from the Company for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of House Hanover’s services under the New Investment Advisory Agreement or otherwise as the Company’s investment advisor. The amounts payable for indemnification will be calculated net of payments recovered by the indemnified party under any insurance policy with respect to such losses.

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At all times during the term of the New Investment Advisory Agreement and for one year thereafter, House Hanover is obligated to maintain directors and officers/errors and omission liability insurance in an amount and with a provider reasonably acceptable to the Board of the Company.

The New Investment Advisory Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

As reported in the Form 8-K filed on January 2, 2018 and the Definitive Proxy Statement filed on April 20, 2018, the Interim Investment Advisory Agreement between the Company and House Hanover that was entered into effective January 1, 2018 (the “Interim Investment Advisory Agreement”) automatically terminates one hundred fifty (150) days from its effective date (i.e., on May 30, 2018, the date of the 2018 Annual Meeting and the day before the Effective Date of the New Investment Advisory Agreement). No further action was required by the Board to terminate the Interim Investment Advisory Agreement and the effective date of termination was May 30, 2018.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 30, 2018, the Company held its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”). At the 2018 Annual Meeting, the stockholders voted on (i) the election of Darren Stainrod, Mark DiSalvo, Martin Laidlaw, and Greg Bennett to the Company’s Board of Directors, (ii) the ratification of the selection of WithumSmith&Brown, PC (“WithumSmith”) as the Company’s independent registered public accounting firm for the year ending December 31, 2018, (iii) the approval of the New Investment Advisory Agreement as set forth above, and (iv) the approval of the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies.

The stockholders elected all four nominees for director, ratified the selection of WithumSmith for the year ending December 31, 2018, approved the New Investment Advisory Agreement, and approved the adjournment of the Annual Meeting to solicit additional proxies, however it was not necessary.

The full results of the matters voted on at the 2018 Annual Meeting are set forth below:

Proposal No. 1 – Election of Directors:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Darren Stainrod	115,683,552	1,583,423	318,782

Mark S. DiSalvo	115,683,552	1,583,423	318,782

Martin Laidlaw	115,683,552	1,583,423	318,782

Greg Bennett	115,683,552	1,583,423	318,782

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Proposal No. 2 – Ratification of the Selection of WithumSmith&Brown, PC as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2018:

Votes For	Votes Against	Abstentions

116,002,285	1,201,223	382,249

There were no broker non-votes for Proposal 2.

Proposal No. 3 – To Approve the New Investment Advisory Agreement between the Company and House Hanover, LLC, pursuant to which House Hanover, LLC will be appointed as the Company’s Investment Advisor:

Votes For	Votes Against	Abstentions	Broker Non-Votes

115,633,544	1,583,423	50,008	318,782

Proposal No. 4 – To Approve the Adjournment of the Annual Meeting, if Necessary or Appropriate, to Solicit Additional Proxies:

Votes For	Votes Against	Abstentions	Broker Non-Votes

115,633,544	1,583,423	50,008	318,782

No other proposals were submitted to a vote of the Company’s stockholders.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Investment Advisory Agreement, dated as of May 31, 2018, between the Company and House Hanover, LLC

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:   May 31, 2018

PRINCETON CAPITAL CORPORATION

By:	/s/ Gregory J. Cannella
Name: Gregory J. Cannella
Title: Chief Financial Officer

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